PRICING SUPPLEMENT NO. 1 DATED OCTOBER 5, 1998 TO PROSPECTUS DATED AUGUST 28, 1998 AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 24, 1998

                           THE NEW YORK TIMES COMPANY
                               MEDIUM-TERM NOTES
                                  (FIXED RATE)
                  DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

PRINCIPAL AMOUNT: $49,500,000
PRICE TO PUBLIC: 100.00%
AGENT'S COMMISSION: 0.5%
NET PROCEEDS TO ISSUER: $49,252,500
SELLING AGENTS: MORGAN STANLEY DEAN WITTER, CHASE SECURITIES INC., SALOMON SMITH BARNEY
ORIGINAL ISSUE DATE: OCTOBER 8, 1998
INTEREST RATE: 5.00%
INTEREST PAYMENT DATES: FEBRUARY 15 AND AUGUST 15, COMMENCING FEBRUARY 15, 1999
STATED MATURITY DATE: OCTOBER 8, 2003
REGULAR RECORD DATES: FEBRUARY 1 AND AUGUST 1
SPECIFIED CURRENCY: U.S. DOLLARS

REDEEMABLE BY THE COMPANY: NO
REDEMPTION COMMENCEMENT DATE: NOT APPLICABLE
REDEMPTION PRICE: NOT APPLICABLE
REDEMPTION PERIOD: NOT APPLICABLE

REPAYABLE AT THE OPTION OF HOLDER: NO
REPAYMENT DATES: NOT APPLICABLE
REPAYMENT PRICES: NOT APPLICABLE

FORM:
/X/ Global Note          / / Certificated

DISCOUNT RATE: NONE
DEFAULT RATE: NONE

OTHER PROVISIONS:

   The aggregate principal amount of this offering is $49,500,000 and relates only to Pricing Supplement No. 1. Notes may be issued by The New York Times Company in the aggregate principal amount of up to $300,000,000 or its equivalent in one or more currencies or composite currencies. To date, including this offering, an aggregate of $49,500,000 of Notes is outstanding.